UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 13, 2013

DEL TORO SILVER CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52499	98-0515290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 North Carson Street, Carson City, Nevada	89701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 775.782.3999

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

As previously disclosed, on July 15, 2009, we entered into an Option Agreement, as subsequently amended, with Alta Vista Ventures Ltd. (formerly Yale Resources Ltd.) to acquire up to a 70% undivided interest the Dos Naciones Property, located in state of Sonora, Mexico.

On September 13, 2013, we entered into a Termination Agreement with Alta Vista wherein we have agreed to terminate the Option Agreement dated July 7, 2009, as subsequently amended. Pursuant to the Termination Agreement, our company has transferred, in kind, its 50% ownership of the Dos Naciones Property to Alta Vista, such that Alta Vista retains a 100% interest in the Dos Naciones Property.

Item 9.01	Financial Statements and Exhibits

10.1	Termination Agreement with Alta Vista Ventures Ltd. dated September 13, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL TORO SILVER CORP.
/s/ Greg Painter
Greg Painter
President, Chief Executive Officer, Secretary, Treasurer and Director
Date:	September 16, 2013